FIRST AMENDMENT
TO THE
PAYCHEX, INC.
2002 STOCK INCENTIVE PLAN
(as amended and restated effective October 15, 2020)

WHEREAS, the Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated effective October 15, 2020 (the “Plan”), was adopted by the Board of Directors (the “Board”) of Paychex, Inc. (the “Company”) and approved by the stockholders of the Company; and

WHEREAS, the Board desires to amend the Plan to further limit the ability of the Company to reprice stock options and stock appreciation rights granted under the Plan without the approval of the stockholders of the Company; and

WHEREAS, pursuant to Section 8(a) of the Plan, the Board has the authority to amend the Plan to adopt the limitations on repricing without stockholder approval;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of July 14, 2022:

Section 4(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 5(c), the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award, including, but not limited to, in the event of the Participant’s death, Disability or Retirement or, subject to the limitation in Section 5(d)(vii) in the event of a Change of Control of the Company; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award or Award Agreement. For purposes of the Plan, the term “reprice” shall mean: (A) the reduction, directly or indirectly, in the exercise price of an outstanding Option or the strike price of an outstanding Stock Appreciation Right by amendment, cancellation or substitution; (B) any action that is treated as a repricing under United States generally accepted accounting principles; (C) canceling an Option or Stock Appreciation Right in exchange for another Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (D) any other action that is treated as a repricing by the rules or regulations of The Nasdaq Stock Market. In addition, notwithstanding any other provision in the Plan to the contrary, an Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option having an exercise price below that of the Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction as set forth in Section 5(c), or such action is approved by the stockholders of the Company. Any amendment of the repricing limitations set forth in this Section 4(a) shall require the approval of the stockholders of the Company.

Dated: July 14, 2022.

PAYCHEX, INC.

By: /s/ Stephanie L. Schaeffer

Name: Stephanie Schaeffer

Title: VP, CL&EO, and Secretary